CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement No. 33-48363 on Form S-8 filed June 3, 1992,

(2)	Registration Statement No. 333-06021 on Form S-8 filed June 14, 1996,

(3)	Registration Statement No. 333-57585 on Form S-8 filed June 24, 1998,

(4)	Registration Statement No. 333-46726 on Form S-8 filed September 27, 2000,

(5)	Registration Statement No. 333-55574 on Form S-8 filed February 14, 2001,

(6)	Registration Statement No. 333-101538 on Form S-8 filed November 27, 2002,

(7)	Registration Statement No. 333-107321 on Form S-3 filed July 25, 2003,

(8)	Registration Statement No. 333-121199 on Form S-8 filed December 13, 2004, and

(9)	Registration Statement No. 333-121766 on Form S-8 filed December 30, 2004 and in the related Prospectuses of WMS Industries Inc.

of our reports dated September 6, 2005, with respect to the consolidated financial statements and schedule of WMS Industries Inc., WMS Industries Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of WMS Industries Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2005.

Chicago, Illinois
September 8, 2005